EXHIBIT 32.1


                      OFFICERS` SECTION 1350 CERTIFICATIONS

     Each of the undersigned officers of CabelTel International Corporation, a Nevada corporation (the "Company") hereby certifies that:

     (i) The Company's Quarterly Report on Form 10-Q for the three months ended March 31, 2006 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

     (ii) The information contained in the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 2006 fairly presents, in all material respects, the financial condition and results of operations of the Company, at and for the periods indicated.

Dated:   May 19, 2006



                                            By: /s/ Ronald C. Finley
                                               ---------------------------------
                                               Ronald C. Finley, Chief Executive
                                               Officer


                                            By: /s/ Gene S. Bertcher
                                               ---------------------------------
                                               Gene S. Bertcher, President and
                                               Chief Financial Officer